UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 21, 2015: (i) PAC Lenox Village, LLC (the "Lenox Village Purchaser"), an indirect, wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition of a fee simple interest in a 273-unit multifamily community together with approximately 34,961 square feet of commercial retail space in Nashville, Tennessee ("Lenox Village"); (ii) PAC Lenox Regent, LLC (the "Lenox Regent Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a fee simple interest in an 18-unit multifamily community with approximately 12,655 square feet of retail space in Nashville, Tennessee ("Lenox Regent"); and (iii) PAC Lenox Retreat, LLC, an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a 183-unit multifamily community in Nashville, Tennessee ("Lenox Retreat"). Lenox Village, Lenox Regent and Lenox Retreat acquired the properties, (the "Acquired Communities") from Lenox Village Properties, LLC, Lenox Village Lifestyle Center, LLC and Lenox Village Lifestyle Center III, LLC (collectively, the "Sellers"). The aggregate purchase price paid by the Purchasers to Sellers was approximately $77.6 million, exclusive of acquisition- and financing-related transaction costs.

Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 99.1% interest in, PAC-OP. The Company hereby amends the Current Report on Form 8-K filed on December 22, 2015, reporting events on and after December 21, 2015, to provide certain financial information related to its acquisition of the Acquired Communities required by Item 9.01(a) of Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Independent Auditor's Report	F-1
Combined Statements of Revenue and Certain Expenses for the nine-month period ended September 30, 2015 (unaudited) and the year ended December 31, 2014 (audited)	F-2
Notes to the Combined Statements of Revenue and Certain Expenses	F-3

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-6
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015	F-7
Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2015	F-8
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014	F-9
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-10

(c)    Exhibits

23.1	Consent of Moore, Colson & Company, P.C.

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders of Preferred Apartment Communities, Inc.
Atlanta, Georgia
We have audited the accompanying combined statement of revenue and certain expenses of Lenox Village Town Center, Regent Building and Lenox Village III (the “Lenox Village Portfolio”) for the year ended December 31, 2014, and the related notes to the combined statement of revenue and certain expenses.
Management’s Responsibility for the combined Statement of Revenue and Certain Expenses
Management is responsible for the preparation and fair presentation of the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement of revenue and certain expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement of revenue and certain expenses.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in Note 2 of the Lenox Village Portfolio’s combined statement of revenue and certain expenses for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.
Emphasis of Matter
We draw attention to Note 2 to the combined statement of revenue and certain expenses, which describes that the accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Lenox Village Portfolio’s combined revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Moore, Colson & Co., P.C.
Marietta, Georgia
March 2, 2016

Lenox Village Portfolio
Combined Statement of Revenue and Certain Expenses For the nine-month period ended September 30, 2015 (unaudited) and For the year ended December 31, 2014 (audited)

	Nine Months ended September 30, 2015	Twelve months ended December 31, 2014
REVENUE:
Base rent	$4,765,644	$4,761,155
Operating escalations and tenant reimbursements	135,670	172,498
Other income	269,416	237,288

Total revenue	5,170,730	5,170,941

CERTAIN EXPENSES:
Real estate taxes	684,447	638,664
Payroll	470,092	407,419
Repairs and maintenance	401,417	438,386
Utilities	226,714	202,732
Management fees	172,378	178,960
Insurance	144,455	99,402
General and administrative	79,180	88,142
Advertising	48,363	71,577
Professional fees	2,218	6,457

Total certain expenses	2,229,264	2,131,739

REVENUE IN EXCESS OF CERTAIN EXPENSES	$2,941,466	$3,039,202

See accompanying notes to Combined Statement of Revenue and Certain Expenses.

Lenox Village Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses
For the Nine-month period ended September 30, 2015 (unaudited) and
For the year ended December 31, 2014 (audited)

1.NATURE OF BUSINESS
Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired the below multi-family and mixed use properties (the “Lenox Village Portfolio”) from an unaffiliated third party (the “Seller”) on December 21, 2015. Prior to December 21, 2015, the Seller was responsible for all accounting and management decisions of the properties.

		Unaudited
		Retail		Multifamily
Property	Location	Square feet	Occupancy % as of September 30, 2015	Square feet	Occupancy % as of September 30, 2015
Lenox Village Town Center	Nashville, TN	34,961	100%	247,338	97%
Regent Building	Nashville, TN	12,655	81%	19,296	100%
Lenox Village III	Nashville, TN	N/A	N/A	141,454	98%

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A.    Basis of Presentation
The accompanying combined statement of revenue and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the properties, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Lenox Village Portfolio:

•	Depreciation and amortization

•	Interest income and expense

•	Amortization of in place leases and above and below market leases

•	Other miscellaneous revenue and expenses not directly related to the proposed future operations of the properties.

Except as noted above and for the subsequent lease activity related to Lenox Village Town Center, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results.
The combined statement of revenue and certain expenses for the nine-month period ended September 30, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this combined statement of revenue and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.
B.    Use of Estimates
The preparation of the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses. Actual results could differ from those estimates.

Lenox Village Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses
For the Nine-month period ended September 30, 2015 (unaudited) and
For the year ended December 31, 2014 (audited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
C.    Revenue Recognition
Revenue is recognized when realizable and earned. Amounts that have been received but not earned are deferred to future periods. Retail leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease. Reimbursements from tenants for real estate taxes, insurance and other retail center operating expenses are recognized as revenue in the period that the applicable costs are incurred.

D.	Operating Expenses
Operating expenses represent the direct expenses of operating the properties and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, management fees, insurance and other operating expenses that are expected to continue in the proposed future operations of the properties.

E.	Subsequent Events
The Company has evaluated events through March 2, 2016, the date the combined statement of revenue and certain expenses were available to be issued.

3.	OPERATING LEASES
The future minimum lease payments to be received under non-cancelable operating leases in effect as of September 30, 2015 are as follows (unaudited):

2015 (three-month period ending December 31, 2015)	$197,996
2016	620,399
2017	485,014
2018	265,787
2019	160,510
2020	41,744
Total	$1,771,450

4.	COMMITMENTS AND CONTINGENCIES
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

5.	MANAGEMENT AGREEMENT
In connection with the management of the rental operations, a property management fee is paid to RAM Partners, LLC, a related party. The property management fee is based on the greater of a fixed dollar amount, ranging from $1,500 - $4,000, or 3.25% of gross rental income, as defined in the Management Agreement. During the pre-leasing period, an escalating monthly fee was charged before the opening of the leasing office as follows: 90 days ‑ $1,500 per month, 60 days - $2,500 per month and 30 days - $3,500 per month. For the nine-month period ended September 30, 2015 and for the year ended December 31, 2014, property management fees of $172,378 (unaudited) and $178,960, respectively, have been charged to operations.

Lenox Village Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses
For the Nine-month period ended September 30, 2015 (unaudited) and
For the year ended December 31, 2014 (audited)

6.	CONCENTRATION OF RISK
The Lenox Village Portfolio’s real estate assets are located in the southeastern region of the United States. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2015 and the year ended December 31, 2014 (the "Pro Forma Periods"), and include certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2014 and on Form 10-Q for the interim period ended September 30, 2015.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015

	PAC REIT Historical (See Note 1)	Lenox Village Portfolio (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$121,990,344	$7,877,823	A	$129,868,167
Building and improvements	646,526,008	60,500,355	A	707,026,363
Tenant improvements	4,312,964	71,746	A	4,384,710
Furniture, fixtures, and equipment	81,754,519	6,281,010	A	88,035,529
Construction In progress	679,216	—		679,216
Gross real estate	855,263,051	74,730,934		929,993,985
Less: accumulated depreciation	(45,416,437)	—		(45,416,437)
Net real estate	809,846,614	74,730,934		884,577,548
Real estate loans, net of deferred fee income	154,187,851	—		154,187,851
Real estate loans to related parties, net	53,609,059	—		53,609,059
Total real estate and real estate loans, net	1,017,643,524	74,730,934		1,092,374,458

Cash and cash equivalents	8,046,824	271,020	B	8,317,844
Restricted cash	12,020,327	739,340	A	12,759,667
Notes receivable	10,449,914	—		10,449,914
Note receivable and line of credit to related party	17,845,319	—		17,845,319
Accrued interest receivable on real estate loans	11,227,275	—		11,227,275
Acquired intangible assets, net of amortization	14,948,140	2,122,241	A	17,070,381
Deferred loan costs for revolving line of credit	487,079	—		487,079
Deferred offering costs	6,413,474	—		6,413,474
Tenant receivables and other assets	5,758,320	849,731	A	6,608,051

Total assets	$1,104,840,196	$78,713,266		$1,183,553,462

Liabilities and equity

Liabilities
Mortgage notes payable, principal amount	$598,045,978	$49,804,461	B	$647,850,439
Less: deferred loan costs, net of amortization	(7,241,722)	(642,291)	B	(7,884,013)
Mortgage notes payable, net of deferred loan costs	590,804,256	49,162,170	B	639,966,426
Revolving line of credit	28,700,000	29,500,000	B	58,200,000
Real estate loan participation obligation	12,525,823	—		12,525,823
Accounts payable and accrued expenses	12,144,470	71,958	A	12,216,428
Accrued interest payable	1,544,500	—		1,544,500
Dividends and partnership distributions payable	5,892,424	—		5,892,424
Acquired below market lease intangibles	7,332,327	—		7,332,327
Security deposits and other liabilities	2,349,802	755,288	A	3,105,090
Total liabilities	661,293,602	79,489,416		740,783,018

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share;
1,050,000 shares authorized; 386,912 shares issued and
384,112 shares outstanding	3,841	—		3,841
Common Stock, $0.01 par value per share; 400,066,666 shares
authorized; 22,301,202 shares issued and outstanding	223,012	—		223,012
Additional paid-in capital	454,470,254	—		454,470,254
Accumulated deficit	(13,319,000)	(776,150)	C	(14,095,150)
Total stockholders' equity	441,378,107	(776,150)		440,601,957
Non-controlling interest	2,168,487	—		2,168,487
Total equity	443,546,594	(776,150)		442,770,444

Total liabilities and equity	$1,104,840,196	$78,713,266		$1,183,553,462

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2015

	PAC REIT Historical (See Note 1)	Lenox Village Portfolio (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$47,304,230	$4,765,644	$—		$52,069,874
Other property revenues	6,685,752	405,086	—		7,090,838
Interest income on loans and notes receivable	16,367,864	—	—		16,367,864
Interest income from related parties	5,031,189	—	—		5,031,189
Total revenues	75,389,035	5,170,730	—		80,559,765

Operating expenses:
Property operating and maintenance	7,722,017	676,494	—		8,398,511
Property salary and benefits reimbursement to related party	4,114,752	470,092	—		4,584,844
Property management fees	2,082,839	172,378	21,524	AA	2,276,741
Real estate taxes	6,911,034	684,447	—		7,595,481
General and administrative	1,553,666	79,180	—		1,632,846
Equity compensation to directors and executives	1,761,268	—	—		1,761,268
Depreciation and amortization	26,409,763	—	2,511,216	BB	28,920,979
Acquisition and pursuit costs	2,876,642	—	(90,702)	CC	2,785,940
Acquisition fees to related parties	3,400,021	—	—		3,400,021
Asset management fees to related party	4,830,588	—	502,170	DD	5,332,758
Insurance, professional fees and other expenses	2,412,441	146,673	—		2,559,114
Total operating expenses	64,075,031	2,229,264	2,944,208		69,248,503
Asset management and general and administrative expense
fees deferred	(1,528,479)	—	—		(1,528,479)

Net operating expenses	62,546,552	2,229,264	2,944,208		67,720,024

Operating income (loss)	12,842,483	2,941,466	(2,944,208)		12,839,741
Interest expense	14,884,343	—	2,332,577	EE	17,216,920

Net (loss) income	(2,041,860)	2,941,466	(5,276,785)		(4,377,179)
Consolidated net loss (income) attributable to
non-controlling interests	20,712	—	65,925	FF	86,637

Net (loss) income attributable to the Company	(2,021,148)	2,941,466	(5,210,860)		(4,290,542)

Dividends declared to Series A preferred stockholders	(12,377,580)	—	—		(12,377,580)
Earnings attributable to unvested restricted stock	(16,355)	—	—		(16,355)

Net loss attributable to common stockholders	$(14,415,083)	$2,941,466	$(5,210,860)		$(16,684,477)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.65)				$(0.75)

Dividends per share declared on Common Stock	$0.535				$0.535

Weighted average number of shares of Common Stock
outstanding, basic and diluted	22,109,036				22,109,036

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2014

	PAC REIT Historical (See Note 1)	Lenox Village Portfolio (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$30,762,423	$4,761,155	$—		$35,523,578
Other property revenues	3,946,222	409,786	—		4,356,008
Interest income on loans and notes receivable	18,531,899	—	—		18,531,899
Interest income from related parties	3,295,826	—	—		3,295,826
Total revenues	56,536,370	5,170,941	—		61,707,311

Operating expenses:
Property operating and maintenance	4,887,903	712,695	—		5,600,598
Property salary and benefits reimbursement to related party	2,882,283	407,419	—		3,289,702
Property management fees	1,347,502	178,960	14,950	AA	1,541,412
Real estate taxes	3,587,287	638,664	—		4,225,951
General and administrative	1,051,849	88,142	—		1,139,991
Equity compensation to directors and executives	1,784,349	—	—		1,784,349
Depreciation and amortization	16,328,715	—	4,758,068	BB	21,086,783
Acquisition and pursuit costs	3,518,540	—	—		3,518,540
Acquisition fees to related parties	3,714,077	—	—		3,714,077
Asset management fees to related party	3,546,987	—	502,174	CC	4,049,161
Insurance, professional fees and other expenses	1,903,833	105,859	—		2,009,692
Total operating expenses	44,553,325	2,131,739	5,275,192		51,960,256
Asset management and general and administrative
expense fees deferred	(332,345)	—	—		(332,345)

Net operating expenses	44,220,980	2,131,739	5,275,192		51,627,911

Operating income (loss)	12,315,390	3,039,202	(5,275,192)		10,079,400
Interest expense	10,188,187	—	3,106,390	DD	13,294,577

Net income (loss)	2,127,203	3,039,202	(8,381,582)		(3,215,177)
Consolidated net (income) loss attributable to
non-controlling interests	(33,714)	—	78,763	EE	45,049

Net income (loss) attributable to the Company	2,093,489	3,039,202	(8,302,819)		(3,170,128)

Dividends declared to Series A preferred stockholders	(7,382,320)	—	—		(7,382,320)
Earnings attributable to unvested restricted stock	(24,090)	—	—		(24,090)

Net (loss) income attributable to common stockholders	$(5,312,921)	$3,039,202	$(8,302,819)		$(10,576,538)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.31)				$(0.61)

Dividends per share declared on Common Stock	$0.655				$0.655

Weighted average number of shares of Common Stock
outstanding, basic and diluted	17,399,147				17,399,147

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of its assets in other real estate related investments such as owned grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored related assets, as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and a related party.

On December 21, 2015, the Company acquired from three unaffiliated third parties the following three assets, each located in Nashville, Tennessee: Lenox Village Town Center, which consists of 273 multifamily units and 13 ground level retail suites, comprising an aggregate 34,961 square feet of gross leasable area; Lenox Village III, a 183 unit multifamily community; and the Regent Building, which consists of 18 multifamily units and eight ground level retail suites, comprising an aggregate 12,655 square feet of gross leasable area, for an aggregate purchase price of approximately $77.6 million. These three properties are referred to collectively as the Lenox Village Portfolio.

The Unaudited Pro Forma Consolidated Balance Sheet includes three columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of September 30, 2015.  The second column, entitled "Lenox Village Portfolio" represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of the acquired assets as if the acquisition had occurred on September 30, 2015, including the assumed and new mortgage financing obtained for the Lenox Portfolio.

The Unaudited Pro Forma Consolidated Statements of Operations include four columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014. The second column, entitled "Lenox Village Portfolio" represents the historical revenues and expenses of the assets underlying those portfolios for the periods presented. The third column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired properties as described in note 3.

The results presented on the Unaudited Pro Forma Consolidated Statements of Operations assume these acquisitions closed on January 1, 2014 and present pro forma operating results for the nine months ended September 30, 2015 and the twelve months ended December 31, 2014. These Unaudited Pro Forma Financial Statements should not be considered indicative of future results.

2.      Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)     The Company allocated the purchase prices of the Lenox Village Portfolio to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities, but is preliminary and is subject to refinement for a period of up to one year from the closing of the acquisition.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

Lenox Village Portfolio
Land value	$7,877,823
Site improvements	940,876
Buildings	59,559,479
Retail tenant improvements	71,746
FF&E 5-year	3,643,138
FF&E 10-year	2,637,872
Multifamily in-place leases	1,351,516
Retail in-place leases	770,725
Restricted cash	739,340
Prepaids and other assets	849,731
Security deposits, prepaid rents and other liabilities	(755,288)
Accounts payable and accrued expenses	(71,958)

Net assets acquired	$77,615,000

The costs of the acquired tangible and intangible assets were determined based on estimates of their fair value.  The fair value of the buildings was estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over their estimated remaining useful lives of 40 years. Retail tenant improvements are depreciated over the remaining individual non-cancelable lease terms. The acquired furniture, fixtures & equipment are to be depreciated on a straight-line basis over their estimated remaining useful lives. For five-year life assets totaling approximately $3.6 million, the remaining useful life is estimated to be from 2.5 years to five years. For ten-year life assets totaling approximately $2.6 million, the remaining useful life is estimated to be from five years to ten years. The estimated fair value of acquired in-place leases are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the properties at the dates of acquisition. The acquired multifamily in-place leases are to be amortized over the average remaining lease terms. Retail in-place leases are to be amortized over the remaining individual non-cancelable lease terms.

(B)    Effective with the closing of the Lenox Village Portfolio, the Company assumed one mortgage with a principal amount of $31.4 million bearing interest at a fixed rate of 3.82% per annum and maturing on May 1, 2019 and entered into another mortgage with a principal amount of approximately $18.4 million bearing interest at a fixed rate of 4.04% per annum and maturing on January 1, 2023. In conjunction with the new and assumed mortgage financing, the Company incurred aggregate loan acquisition costs of $642,291, which are to be amortized over the lives of the mortgages using the effective interest method. The Company obtained the remaining funds to close the transaction by drawing $29.5 million on its revolving line of credit with Key Bank, which bore a variable rate of 3.44% per annum at September 30, 2015. The pro forma adjustment to cash was calculated as follows:

Net proceeds from mortgage debt financing on acquired properties	$49,804,461
Proceeds from draw on revolving line of credit	29,500,000
less:
Purchase price of Lenox Village Portfolio	(77,615,000)
Property acquisition costs	(776,150)
Deferred loan costs	(642,291)

Net cash adjustment	$271,020

(C)     The adjustment to accumulated deficit is to reflect the acquisition fee due to the Manager of 1% of the purchase price of the Acquired Properties. This adjustment is not reflected in the Unaudited Pro Forma Consolidated Statements of Operations as the effect of the transaction is nonrecurring.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

3.     Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2015 are as follows:

(AA)    The properties within the Lenox Village Portfolio were managed by RAM Partners, LLC, a related party to the Company, prior to the closing of the acquisition. Effective with the purchase of the Lenox Village Portfolio by the Company, the property management fee for the multifamily portions of the assets will be 4% of monthly gross rental income, as stipulated in the Management Agreement. The retail operations will be managed by an unrelated third party and the management fee for the retail portions of the assets will be 3.5% of monthly gross rental income, as stipulated in Property Sub-Management Agreement. The pro forma adjustments reflect this additional cost burden on the Lenox Village Portfolio's operations.

(BB)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by the Lenox Village Portfolio for the period of January 1, 2015 through September 30, 2015, which assumes a straight-line depreciation method using 40 year remaining useful lives for buildings, five to ten years for acquired furniture, fixtures and equipment, and one month to 4.75 years for retail tenant improvements. Also included is the amortization of the estimated fair values of the acquired intangible assets, which are to be amortized over the average remaining lease terms of approximately six months for multifamily leases and over the remaining lease terms for retail tenant leases, which range from one month to 4.75 years.

(CC)    The Company had recorded due diligence costs related to the Acquired Properties during the nine months ended September 31, 2015 of $90,702. These costs are removed for pro forma purposes.

(DD)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the September 30, 2015 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Lenox Village Portfolio. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Lenox Village Portfolio for the nine months ended September 30, 2015.

(EE)     Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $49.8 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $29.5 million. If the variable rate on the line of credit were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of $27,656 for the pro forma nine month period ended September 30, 2015.

(FF)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.25% for the nine months ended September 30, 2015. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 are as follows:

(AA)    The properties within the Lenox Village Portfolio were managed by RAM Partners, LLC, a related party to the Company, prior to the closing of the acquisition. Effective with the purchase of the Lenox Village Portfolio by the Company, the property management fee for the multifamily portions of the assets will be 4% of monthly gross rental income, as stipulated in the Management Agreement. The retail operations are managed by an unrelated third party and the management fee for the retail portions of the assets will be 3.5% of monthly gross rental income, as stipulated in the Property Sub-Management Agreement. The pro forma adjustments reflect this additional cost burden

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

on the Lenox Village Portfolio's operations.

(BB)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges and the amortization of the estimated fair values of the acquired intangible assets that would have been incurred by the Lenox Village Portfolio for the year ended December 31, 2014.

(CC)          The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the September 30, 2015 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Lenox Village Portfolio. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Lenox Village Portfolio for the twelve months ended December 31, 2014.

(DD)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $49.8 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $29.5 million. If the variable rate on the line of credit were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of $36,875 for the pro forma twelve-month period ended December 31, 2014.

(EE)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 0.94% for the twelve months ended December 31, 2014. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 2, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary